Exhibit 99.1

VBI Vaccines to Present New Overall Survival Data from Phase 2a Study in Recurrent GBM at the World Vaccine & Immunotherapy Congress 2021

●	Updated 12-month and 18-month overall survival data demonstrate continued improvements compared to historical controls[1]
●	1 patient remaining on protocol has achieved progression-free survival beyond 86 weeks, demonstrating 93% tumor reduction relative to baseline
●	Data to potentially support the application for accelerated approval of VBI-1901 based on additional data generated from next phase of development in two indications:
○ Recurrent GBM : extension of the ongoing study anticipated to start in Q1 2022
○ Primary GBM : evaluation in the frontline setting as part of an adaptive platform trial, INSIGhT, expected to start mid-year 2022

CAMBRIDGE, Mass. (December 1, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that David E. Anderson, Ph.D., VBI’s Chief Scientific Officer, will present updated 12-month and 18-month overall survival (OS) data from the Phase 2a study investigating VBI-1901, the Company’s cancer vaccine immunotherapeutic candidate targeting recurrent glioblastoma (GBM), at the World Vaccine & Immunotherapy Congress at 3:10 PM PT / 6:10 PM ET on December 1, 2021.

Building on the data announced in June 2021, which supported the U.S. Food and Drug Administration (FDA) granting VBI-1901 Fast Track Designation for the treatment of recurrent GBM patients with first tumor recurrence, the updated data highlighted in Dr. Anderson’s presentation include:

●	Study arm 1 : VBI-1901 + granulocyte-macrophage colony-stimulating factor (GM-CSF)
	○	18-month OS : 30% (n=3/10)
	○	One patient remains on protocol past week 86, with a 93% tumor reduction relative to initiation of treatment at the beginning of the study
	○	Two additional patients achieved OS of at least 20 months, but are no longer on protocol

●	Study arm 2 : VBI-1901 + GSK’s AS01 adjuvant system[2]
	○	12-month OS : 70% (n=7/10)
	○	18-month OS not yet reached

With few options for recurrent GBM patients, historical control data have demonstrated OS to be ~60% at 6-months and ~30% at 12-months after treatment with a monotherapy1.

“Data from the Phase 1/2a study have shown encouraging efficacy signals, including durable tumor responses and improvements in overall survival compared to historical controls, with a promising tolerability profile,” said Patrick Y. Wen, M.D., Director of the Center for Neuro-Oncology at Dana-Farber Cancer Institute, Professor of Neurology at Harvard Medical School, and principal investigator of the INSIGhT trial. “These results merit further investigation especially as GBM patients have very limited treatment options, signaling a critical need for innovative new therapies to be assessed in the clinic. We will continue to evaluate VBI-1901 in the INSIGhT trial, with the hope of providing primary GBM patients alternative treatment options.”

“We are very excited to be sharing these results as part of the World Vaccine & Immunotherapy Congress, and are inspired, in particular, by and for the patient who has achieved a 93% tumor reduction,” said Dr. Anderson. “If we are able to replicate the tumor responses and overall survival data seen to-date in the next phases of development, we believe VBI-1901 could become a meaningful addition to a treatment field with very few options. We look forward to evaluating VBI-1901 in both primary and recurrent GBM settings and strive to provide hope for patients battling either stage of this aggressive and devastating brain cancer.”

Next Steps for VBI-1901

Based on the data seen to date in the Phase 1/2a study in recurrent GBM patients, VBI expects to assess VBI-1901 in randomized, controlled clinical studies in both primary and recurrent GBM patients in the next phase of development.

●	Recurrent GBM :
	○	Expected Q1 2022 initiation of enrollment of expanded number of patients in ongoing study in recurrent GBM, subject to discussions with the FDA, increasing study size and adding a control arm to support the potential for application for accelerated approval based upon tumor response data and improvements in overall survival

●	Primary GBM :
	○	Beginning mid-year 2022, VBI expects to evaluate VBI-1901 in new investigational treatment arms of INdividualized Screening Trial of Innovative Glioblastoma Therapy (INSIGhT), a Phase 2 adaptive platform trial
	○	Patients will be randomized against a standard of care control arm, temozolomide in combination with radiotherapy, with a primary objective of improved overall survival in the frontline setting

To learn more about VBI’s ongoing Phase 1/2a study and the INSIGhT trial, visit clinicaltrials.gov (Respective Identifiers: NCT03382977 and NCT02977780).

World Vaccine & Immunotherapy Congress Presentation Details

●	Title: Development of eVLP platform for viral associated cancers
●	Presenter: David E. Anderson, Ph.D., VBI’s Chief Scientific Officer
●	Date: Wednesday, December 1, 2021
●	Time: 3:10 PM PT / 6:10 PM ET

About Fast Track Designation

The Fast Track program facilitates the expedited development and review of new drugs or biologics that are intended to: 1) treat serious or life-threatening conditions, and 2) demonstrate the potential to address unmet medical needs. A therapeutic that receives Fast Track Designation is eligible for some or all of the following: 1) more frequent meetings with FDA to discuss the development plan and data needed to support approval, 2) more frequent written communication from FDA relating to the design of the proposed clinical trials and use of biomarkers, 3) Accelerated Approval and Priority Review, if relevant criteria are met, and 4) Rolling Review, which means the company can submit completed sections of its Biologic License Application (BLA) or New Drug Application (NDA) for review by FDA, instead of waiting until all sections of the application are completed.

Fast Track Designation was granted to VBI-1901, adjuvanted with granulocyte macrophage colony-stimulating factor (GM-CSF), for the treatment of first-recurrent GBM.

About VBI-1901 and GBM

VBI-1901 is a novel cancer vaccine immunotherapeutic candidate developed using VBI’s enveloped virus-like particle (eVLP) technology to target two highly immunogenic cytomegalovirus (CMV) antigens, gB and pp65. Scientific literature suggests CMV infection is prevalent in multiple solid tumors, including glioblastoma (GBM). GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and has a high mortality.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

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Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

References

1. Taal W, Oosterkamp HM, Walenkamp AME, et al. Single-agent bevacizumab or lomustine versus a combination of bevacizumab plus lomustine in patients with recurrent glioblastoma (BELOB trial): a randomized controlled phase 2 trial. Lancet Oncol. 2014; 15: 943-953

2. The GSK proprietary AS01 adjuvant system contains QS-21 Stimulon™ adjuvant licensed from Agenus Inc. (NASDAQ: AGEN)

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com